REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Forefront Income Trust

We have audited the accompanying statement of assets and liabilities of Forefront Income Trust (the "Company"), including the schedule of investments as of September 30, 2015 and the related statements of operations, changes in net assets, cash flows and financial highlights for the period from December 31, 2014 (commencement of operations) through September 30, 2015. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the  Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2015, by correspondence with the custodian. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forefront Income Trust as of September 30, 2015, the results of its operations, its cash flows and its financial highlights for the period from December 31, 2014 (commencement of operations) through September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

New York, NY
November 30, 2015

  Marcum LLP  n 750 Third Avenue n 11th Floor n New York, New York 10017 n Phone 212.485.5500 n Fax 212.485.5501 n marcumllp.com